Exhibit 10.96

CHANGE ORDER FORM

Soils Preparation Provisional Sum Closeout

PROJECT NAME: Sabine Pass LNG Stage 3 Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: May 4, 2015	CHANGE ORDER NUMBER: CO-00037 DATE OF CHANGE ORDER: November 29, 2018

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.
The value of the Soils Preparation Provisional Sum incorporated into the Agreement in Change Order CO-00021, executed September 13, 2017, was $86,954,513. Parties agree to close this Provisional Sum. The Actual Cost for the Soils Preparation Provisional Sum is $84,850,512. The contract price will be decreased by $2,104,001 which reflects the closure of this Provisional Sum.

2.	The Provisional Sum breakdown is described as follows:

a.
This Change Order will decrease the Soils Preparation Provisional Sum specified in Article 2.1 of Attachment EE, Schedule EE-2, by $86,954,513. The new value of the Soils Preparation Provisional Sum will be $0.

b.
The Aggregate Provisional Sum specified in Article 7.1A of the Agreement prior to this Change Order was $291,338,848. This Change Order will decrease the Aggregate Provisional Sum amount by $86,954,513 and the new value shall be $204,384,334.

3.	The overall cost breakdown for this decrease in the Soils Preparation Provisional Sum is provided in Exhibit A.

4.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit B of this Change Order.

Adjustment to Contract Price

The original Contract Price was........................................................................................................................	$2,987,000,000
Net change by previously authorized Change Orders (#00001-00036)............................................................	$74,458,500
The Contract Price prior to this Change Order was..........................................................................................	$3,061,458,500
The Contract Price will be increased by this Change Order in the amount of..................................................	$(2,104,001)
The new Contract Price including this Change Order will be..........................................................................	$3,059,354,499

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary) N/A

Adjustment to Payment Schedule: Yes. See Exhibit A and B.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: /s/ MDR_ Contractor s/ DC_ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ David Craft	/s/ Maurissa Douglas Rogers
Owner	Contractor
David Craft	Maurissa Douglas Rogers
Name	Name
SVP E&C	Senior Project Manager, PVP
Title	Title
December 14, 2018	November 28, 2018
Date of Signing	Date of Signing